Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-230995) of HOOKIPA Pharma Inc. of our report dated March 19, 2020 relating to the financial statements, which appears in this Form 10-K.

Vienna, Austria

March 19, 2020

PwC Wirtschaftsprüfung GmbH

/s/ Alexandra Rester

Austrian Certified Public Accountant